Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of June 6, 2023 is entered into by and among [•], a [•] (“Stockholder”) and Resistance Acquisition, Inc., a Delaware corporation (“Parent”).

WHEREAS, contemporaneously with the execution of this Agreement, Parent, Resistance Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub”), and Paratek Pharmaceuticals, Inc. (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), providing, among other things, for the merger of Merger Sub with and into the Company with the Company continuing as the Surviving Corporation (the “Merger”); and

WHEREAS, as a condition of and inducement to Parent’s willingness to enter into the Merger Agreement, Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Definitions. For the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in this Section 1.

“Acquisition Proposal” has the meaning set forth in the Merger Agreement.

“Additional Owned Shares” means all Shares and any other equity securities of the Company which are beneficially owned by Stockholder or any of its controlled Affiliates and are acquired after the date hereof and prior to the termination of this Agreement.

“Affiliate” has the meaning set forth in the Merger Agreement; provided, however, that the Company shall be deemed not to be an Affiliate of Stockholder.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” has the meaning set forth in the Merger Agreement.

“Company Stockholders Meeting” has the meaning assigned thereto in Section 2(a) hereof.

“Covered Shares” means the Owned Shares and Additional Owned Shares.

“Effective Time” has the meaning set forth in the Merger Agreement.

“Exchange Act” has the meaning set forth in the Merger Agreement.

“DGCL” means the Delaware General Corporation Law, as amended.

“Governmental Body” has the meaning set forth in the Merger Agreement.

“HSR Act” has the meaning set forth in the Merger Agreement.

“Improved Proposal” has the meaning assigned thereto in Section 2(a)(i) hereof.

“Owned Shares” means all Shares and any other equity securities of the Company which are beneficially owned by Stockholder or any of its controlled Affiliates as of the date hereof.

“Person” means any individual, a partnership, a corporation, a limited liability company, an unlimited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other entity, a governmental entity or any department, agency or political subdivision thereof or group (as defined in Section 13(d) of the Exchange Act).

“Representatives” has the meaning assigned thereto in Section 3(b) hereof.

“Shares” has the meaning set forth in the Merger Agreement.

“Subsidiary” has the meaning set forth in the Merger Agreement.

“Surviving Corporation” has the meaning set forth in the Merger Agreement.

“Transfer” means, with respect to a security, the transfer, pledge, hypothecation, encumbrance, assignment or other disposition (whether by sale, merger, consolidation, liquidation, dissolution, dividend, distribution or otherwise) of such security or the beneficial ownership thereof, the offer to make such a transfer or other disposition, and the entrance into each option, agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing. As a verb, “Transfer” shall have a correlative meaning.

2. Stockholder Vote.

(a) Voting Agreement. At any meeting of the stockholders of the Company, however called, or at any adjournment or postponement thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought (each, a “Company Stockholders Meeting”), Stockholder shall, and shall cause its controlled Affiliates to, (i) appear at each such meeting or otherwise cause all Covered Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all Covered Shares:

(i) in favor of (x) adopting the Merger Agreement (for the purposes of this Section 2(a), as it may be modified or amended from time to time) and each of the transactions contemplated by the Merger Agreement, including the execution and delivery by the Company of the Merger Agreement and the approval of the terms thereof, the Merger and each of the other actions contemplated by the Merger Agreement and this Agreement or (y) to the extent recommended by the Board of Directors of the Company, any other transaction pursuant to which Parent proposes to acquire the Company, whether by tender offer, merger or otherwise, in which stockholders of the Company would receive consideration per Share equal to or greater than the consideration to be received by such stockholders in the Merger (an “Improved Proposal”),

(ii) in favor of any adjournment or postponement recommended by the Company with respect to any stockholder meeting with respect to the Merger Agreement and the Merger or any Improved Proposal,

(iii) against any Acquisition Proposal or any proposal relating to an Acquisition Proposal (other than the Merger Agreement or any Improved Proposal),

(iv) against any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company, in each case other than any Improved Proposal,

(v) against any change in the Board of Directors of the Company that is not recommended or approved by the Board of Directors of the Company (other than in connection with the transactions described in clause (i) above) and

(vi) against any proposal, action or agreement that would (1) impede, frustrate, prevent or delay any provision of this Agreement, the Merger Agreement or the consummation of the Merger, (2) result in any of the conditions set forth in Article VI of the Merger Agreement not being fulfilled or (3) except as expressly contemplated by the Merger Agreement, change in any manner the capitalization of, including the voting rights of any class of capital stock of, the Company, in each cash other than any Improved Proposal. Stockholder shall not commit or agree to take any action inconsistent with the foregoing.

(b) Irrevocable Proxy.

(i) Stockholder hereby (A) irrevocably grants to, and appoints, Parent, and any Person designated in writing by Parent, and each of them individually, Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all of the Covered Shares or grant a consent or approval in respect of the Covered Shares, in accordance with the terms of Section 2(a) hereof and (B) revokes any and all proxies heretofore given in respect of the Covered Shares.

(ii) The attorneys-in-fact and proxies named above are hereby authorized and empowered by Stockholder at any time after the date hereof and prior to the termination of this Agreement to act as Stockholder’s attorney-in-fact and proxy to vote the Covered Shares, and to exercise all voting, consent and similar rights of Stockholder with respect to the Covered Shares (including the power to execute and deliver written consents), at every Company Stockholders Meeting and in every written consent in lieu of such a meeting in accordance with the terms of Section 2(a) hereof.

(iii) Stockholder hereby represents to Parent that any proxies heretofore given in respect of the Covered Shares are not irrevocable and that any such proxies are hereby revoked. Stockholder hereby affirms that the irrevocable proxy granted herein is given in connection with the execution of the Merger Agreement and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy granted herein is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Without limiting the generality of the foregoing, such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. If for any reason the proxy granted herein is not irrevocable, Stockholder agrees to vote the Covered Shares in accordance with Section 2(a) hereof.

3. No Disposition or Solicitation.

(a) No Disposition or Adverse Act. Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, Stockholder shall not (i) Transfer any or all of the Covered Shares or any interest therein without the prior written consent of Parent, (ii) enter into any contract, option or other agreement or understanding with respect to any Transfer of any or all Covered Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to any or all of the Covered Shares, (iv) deposit any or all of the Covered Shares into a voting trust or enter into a voting agreement or arrangement with respect to any or all of the Covered Shares or (v) take any other action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or in any way restrict, limit or interfere with the performance of Stockholder’s obligations hereunder or the transactions contemplated hereby or by the Merger Agreement, including the Merger; provided, however, that the foregoing restrictions shall not be deemed to restrict or prohibit the Stockholder from Transfers pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act established prior to the date hereof or Transfers to sell such number of Covered Shares as is necessary solely to satisfy any tax withholding obligations incurred upon the vesting or settlement of any equity-based awards that vest prior to the Effective Time. Any attempted Transfer of Covered Shares or any interest therein in violation of this Section 3(a) shall be null and void.

(b) Non-Solicitation. Stockholder hereby agrees that Stockholder shall not, and shall cause its controlled Affiliates and direct its representatives and agents (including its investment bankers, attorneys, accountants, consultants and advisors) involved in the transactions contemplated in the Merger Agreement (collectively, its “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiry with respect to, or the making, submission or announcement of any Acquisition Proposal, (ii) engage in negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, or (iii) provide any non-public information to any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) in connection with any Acquisition Proposal or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend or propose to approve, endorse or recommend any Acquisition Proposal, or any Person becoming an “interested stockholder” of the Company as defined in Section 203 of the DGCL, (v) enter into any letter of intent or agreement in principle or any agreement providing for any Acquisition Proposal or (vi) resolve to do, or agree or publicly announce an intention to do any of the foregoing. Stockholder shall, and shall direct its Representatives involved in the transactions contemplated in the Merger Agreement to, immediately cease any solicitation, discussions, or negotiations with any Person (other than Parent, Merger Sub, or any designees of Parent or Merger Sub) with respect to any Acquisition Proposal or any inquiry or proposal that could reasonably be expected to lead to an Acquisition Proposal. Stockholder agrees that if it (x) affirmatively permits any of its Representatives to take any action or (y) is made aware of an action by one of its Representatives and does not use its reasonable best efforts to exercise its available remedies to prohibit or terminate such action and, in each case, such action would constitute a material breach of this Section 3(b) if taken by Stockholder, then such action will be deemed to constitute a breach by Stockholder of this Section 3(b).

4. Additional Agreements.

(a) Certain Events. If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, combination, exchange of shares, reclassification, recapitalization or other similar transaction affecting the Covered Shares or the acquisition of Additional Owned Shares or other securities or rights of the Company by Stockholder or any of its Affiliates, (i) the type and number of Covered Shares shall be adjusted appropriately, and (ii) this Agreement and the obligations hereunder shall automatically attach to any additional Covered Shares or other securities or rights of the Company issued to or acquired by Stockholder or any of its Affiliates.

(b) Waiver of Appraisal and Dissenters’ Rights and Actions. Stockholder hereby (i) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger that Stockholder may have and (ii) agrees not to commence or participate in, and to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the transactions contemplated thereby, including Merger, including any claim (x) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (y) alleging a breach of any fiduciary duty of the Board of Directors of the Company in connection with the Merger Agreement or the transactions contemplated thereby, including the Merger.

(c) Communications. Unless required by applicable law, Stockholder shall not, and shall cause its Representatives not to, make any press release, public announcement or other communication with respect to this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby without the prior written consent of Parent. Stockholder hereby (i) consents to and authorizes the publication and disclosure by Parent of Stockholder’s identity and holding of Covered Shares, and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement, and any other information that Parent reasonably determines is required to be disclosed by applicable Law in any press release or any other disclosure document in connection with the Merger or any other transactions contemplated by the Merger Agreement and (ii) agrees as promptly as practicable to notify Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document.

(d) Additional Owned Shares. Stockholder hereby agrees to notify Parent promptly in writing of the number and description of any Additional Owned Shares.

5. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to Parent as follows:

(a) Title. Stockholder is the sole record and beneficial owner of the Shares set forth on Schedule I, which constitute all of the capital stock and any other equity securities of the Company owned of record or beneficially by Stockholder and its controlled Affiliates on the date hereof and neither Stockholder nor any of its controlled Affiliates is the beneficial owner of, or has any right to acquire (whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing) any other Shares or any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for Shares or such other equity securities. Stockholder has sole voting power, sole power of disposition and sole power to issue instructions with respect to the matters set forth in Sections 3 and 4 hereof and all other matters set forth in this Agreement, in each case with respect to all of the Owned Shares with no limitations, qualifications or restrictions on such rights, other than (i) as created by this Agreement, (ii) any applicable restrictions on transfer under the Securities Act of 1933, as amended (“Securities Act”) or any state securities law and (iii) community property restrictions under applicable law (collectively, “Permitted Liens”) . Except as permitted by this Agreement, the Owned Shares and the certificates representing such shares, if any, are now, and at all times during the term hereof will be, held by Stockholder, or by a nominee or custodian for the benefit of Stockholder, free and clear of any and all liens, pledges, claims, options, proxies, voting trusts or agreements, security interests, understandings or arrangements or any other encumbrances whatsoever on title, transfer or exercise of any rights of a stockholder in respect of the Owned Shares, other than Permitted Liens.

(b) Authority. Stockholder has all necessary power and authority and legal capacity to execute, deliver and perform all of Stockholder’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

(c) Due Execution and Delivery. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming due authorization, execution and delivery hereof by Parent, constitutes a legal, valid and binding agreement of Stockholder, enforceable against Stockholder in accordance with its terms. If Stockholder is married, and any of the Covered Shares constitute community property or spousal approval is otherwise necessary for this Agreement to be legal, binding and enforceable, this Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder’s spouse, enforceable against Stockholder’s spouse in accordance with its terms.

(d) No Filings; No Conflict or Default. Except for filings under the HSR Act, any competition, antitrust and investment laws or regulations of foreign jurisdictions and the Exchange Act, no filing with, and no permit, authorization, consent or approval of, any Governmental Body or any other Person is necessary for the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby and the compliance by Stockholder with the provisions hereof. None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will (i) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, modification or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind which, in each case, is legally binding upon a party, including any voting agreement, proxy arrangement, pledge agreement, shareholders agreement or voting trust, to which Stockholder is a party or by which Stockholder or any of Stockholder’s properties or assets may be bound, (ii) violate any judgment, order, writ, injunction, decree or award of any court, administrative agency or other Governmental Body that is applicable to Stockholder or by which any of the Covered Shares may be bound, (iii) constitute a violation by Stockholder of any applicable law or applicable regulation of any jurisdiction, (iv) render Section 203 of the DGCL, or any other state takeover statute or similar statute or regulation, applicable to the Merger or any other transaction involving Parent, in each case, except for any conflict, breach, default or violation described above which would not adversely affect in any material respect the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(e) No Litigation. There is no suit, claim, action, investigation or proceeding pending or, to the knowledge of Stockholder, threatened against Stockholder at law or in equity before or by any Governmental Body that could reasonably be expected to impair the ability of Stockholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

(f) No Fees. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Stockholder.

(g) Receipt; Reliance. Stockholder has received and reviewed a copy of the Merger Agreement. Stockholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Stockholder’s execution, delivery and performance of this Agreement.

6. Termination. The term of this Agreement shall commence on the date hereof and shall terminate automatically upon the earliest of (i) the mutual agreement of Parent and Stockholder, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms; provided that (A) nothing herein shall relieve any party hereto from liability for any breach of this Agreement and (B) this Section 6 and Section 9 shall survive any termination of this Agreement.

7. No Limitation. Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not, if applicable, in such Stockholder’s capacity as a director, officer or employee of the Company. Nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer in accordance with the terms of section 5.3 of the Merger Agreement, to the extent such actions are governed thereby, and no action taken in any such capacity as an officer or director of the Company and in accordance with Section 5.3 of the Merger Agreement, to the extent such actions are governed thereby, shall be deemed to constitute a breach of this Agreement, provided, that, for the avoidance of doubt, nothing herein shall be understood to relieve any party to the Merger Agreement of any obligation under, or of any liability for breach of any provision of, the Merger Agreement.

8. Representations and Warranties of Parent. Parent represents and warrants to the Stockholders that:

(a) Organization and Qualification. Parent is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization.

(b) Authority for this Agreement.    Parent has all necessary power and authority and legal capacity to execute, deliver and perform all of Parent’s obligations under this Agreement, and consummate the transactions contemplated hereby, and no other proceedings or actions on the part of Parent are necessary to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

9. Miscellaneous.

(a) Entire Agreement. This Agreement (together with Schedule I) [and the Subscription Agreement] constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

(b) Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated hereby. At the other party’s reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated hereby. Without limiting the foregoing, Stockholder shall execute and deliver to Parent and any of its designees any proxies, including with respect to Additional Owned Shares, reasonably requested by Parent in furtherance of this Agreement.

(c) No Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of Stockholder (in the case of any assignment by Parent) or Parent (in the case of an assignment by Stockholder or the Company); provided that Parent may assign its rights and obligations hereunder to Merger Sub or any other Subsidiary of Parent, but no such assignment shall relieve Parent of its obligations hereunder.

(d) Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of Parent and Stockholder; provided that the Company’s consent, not to be unreasonably withheld, shall be required for any amendment: (i) to Section 6(iii); (ii) that would otherwise materially interfere with the Company’s rights under Section 5.3 of the Merger Agreement; and (iii) to Section 4(b) that adversely impacts the Company’s rights thereunder.

(e) Notice. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received) (a) when delivered, if delivered in Person, (b) when sent, if sent by email, (c) three (3) Business Days after sending, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) one (1) Business Day after sending, if sent by overnight courier, in each case, to the respective parties hereto at the following addresses (or at such other address for a party hereto as have been specified by like notice):

If to Stockholder:

At the address and email address set forth on Schedule I hereto.

Copy to:

[NAME]

[ADDRESS]

Attn:           [•]

Email:         [•]

If to Parent:

c/o Gurnet Point Capital

55 Cambridge Parkway, Suite 401

Cambridge, MA 02142

Attn:            Adam Dilluvio

Email:         [**]

Copy to:

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

Attention:        Peter Handrinos

                         Leah Sauter

Email:             [**]

                         [**]

or to such other address or email address as the Person to whom notice is given may have previously furnished to the other parties hereto in writing in the manner set forth above.

(f) Severability. This Agreement shall be deemed severable; the invalidity, illegality or unenforceability of any term or provision of this Agreement shall not affect the validity, legality or enforceability of the balance of this Agreement or of any other term hereof, which shall remain in full force and effect. If any of the provisions hereof are determined to be invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible.

(g) Remedies. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any such right, power or remedy by any party hereto shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

(h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with such party’s obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of such party’s right to exercise any such or other right, power or remedy or to demand such compliance.

(i) No Third Party Beneficiaries. Except for the rights of the Company pursuant to Section 9(d), this Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(j) Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(k) Jurisdiction. Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware, in the event any dispute arises out of this Agreement or the transactions contemplated hereby, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware or if such Court of Chancery lacks subject matter jurisdiction, the United States District Court for the District of Delaware; provided, that, each of the parties has the right to bring any action or proceeding for enforcement of a judgment entered by such court in any other court or jurisdiction.

(l) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (IV) EACH OTHER PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(m) Specific Performance. The parties hereto agree that Parent would be irreparably damaged in the event that any of the provisions of this Agreement were not performed by Stockholder in accordance with their specific terms or were otherwise breached by Stockholder, and that Parent would not have an adequate remedy at law for money damages in such event. It is accordingly agreed that Parent shall be entitled, without posting any bond or other undertaking, to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Parent is entitled at law or in equity.

(n) Interpretation. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement shall be interpreted for or against any party hereto because that party or its legal representatives drafted the provision. The words “hereof,” “hereto,” “hereby,” “herein,” “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular section in which such words appear.

(o) Counterparts. This Agreement may be executed and delivered (including by facsimile, email transmission or DocuSign) in two (2) or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

(p) Expenses. Except as otherwise provided herein, each party hereto shall pay such party’s own expenses incurred in connection with this Agreement.

(q) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to Stockholder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Covered Shares, except as otherwise provided herein.

[Signature page follows.]

IN WITNESS WHEREOF, Parent and Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

RESISTANCE ACQUISITION, INC.

By:
Name:	Adam Dilluvio
Title:	Secretary and Treasurer

Name: [STOCKHOLDER]

SCHEDULE I

Name and Contact Information for Stockholder	Number of Shares Beneficially Owned
[Name] [Address] Attention: [•] Email: [•]